UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

SCYNEXIS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of Principal Executive Offices, and Zip Code)

(201)-884-5485

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCYX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On May 17, 2021, SCYNEXIS, Inc. entered into Controlled Equity OfferingSM Sales Agreements (the “Sales Agreements”) with each of Cantor Fitzgerald & Co. (“Cantor”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg,” and together with Cantor, the “Agents”), pursuant to which SCYNEXIS may sell from time to time, at its option, up to an aggregate of $50 million of shares of its Common Stock, through the Agents, as sales agents. Pursuant to the Sales Agreements, the sales of Common Stock, if any, will be made under SCYNEXIS’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-251851), at market prices by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Market and any other trading market for the Common Stock, and sales to or through a market maker other than on an exchange.

The aggregate compensation payable to the Agents as sales agents shall be equal to 3.0% of the gross sales price of the Common Stock sold through them pursuant to the Sales Agreements. In addition, SCYNEXIS has agreed in the Sales Agreements to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

SCYNEXIS is not obligated to make any sales of Common Stock under the Sales Agreements. The offering of Common Stock pursuant to the Sales Agreements will terminate upon (a) the sale of all of the shares of Common Stock subject to the Sales Agreements or (b) the termination of the Sales Agreements by SCYNEXIS or by the Agents.

The Sales Agreements are attached to this Current Report on Form 8-K as Exhibits 1.1 and 1.2 and are incorporated herein by reference. The foregoing description of the material terms of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits attached hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of the Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated May 17, 2021, between SCYNEXIS, Inc. and Cantor Fitzgerald & Co.

1.2	Controlled Equity OfferingSM Sales Agreement, dated May 17, 2021, between SCYNEXIS, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Legal Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: May 18, 2021	By:	/s/ Marco Taglietti
	Name:	Marco Taglietti, M.D.
	Its:	Chief Executive Officer